Exhibit 10.21

SCYNEXIS, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SCYNEXIS, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 11th day of December, 2013, (the “Agreement Date”) by and among Scynexis, Inc., a Delaware corporation (the “Company”), and the Investors listed on Exhibit A hereto.

RECITALS

WHEREAS, the Company and certain holders of capital stock of the Company are parties to a Fourth Amended and Restated Investor Rights Agreement, dated as of March 5, 2013 (the “Prior Agreement”);

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series D-2 Stock, pursuant to that certain Series D-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors are holders of the capital stock of the Company representing at least sixty-five percent (65%) of the Preferred Stock outstanding as of the date of this Agreement (collectively, the “Requisite Investors”);

WHEREAS, in connection with the consummation of the Financing, the Company and the Requisite Investors desire to amend and restate the Prior Agreement, in the manner and to the extent set forth herein; and

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of the Agreement by the Company and the Requisite Investors. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith

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otherwise applicable to the transactions contemplated by the Purchase Agreement and the Note Purchase Agreements.

1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Common Stock” means the common stock of the Company, $.001 par value per share.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Founders” means the individuals designated as “Founders” on Exhibit A hereto.

(e) “Fully Diluted Capitalization” means all of the outstanding capital stock of the Company, of whatever class or series, and all shares issuable under any and all convertible securities, including, without limitation, warrants and convertible promissory notes, and all shares reserved under any stock option plan for options not yet granted and for options outstanding but unexercised.

(f) “Guarantee” that certain Stand-Alone First Demand Guarantee, dated as of 9 April 2010, as amended, between Sanofi and HSBC Bank USA, National Association.

(g) “Holder” means any person owning of record Registrable Securities or Series A Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities or Series A Registrable Securities in accordance with Section 2.10 hereof.

(h) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(i) “Investors” means the Series B Investors, the Series C Investors and the Series D Investors.

(j) “Major Investor” means an Investor that holds not less than 5% of the Company’s Fully Diluted Capitalization.

(k) “Merial” means Merial Limited, a company limited by shares registered in England and Wales (registered number 3332751) with a registered office at PO Box 327, Sandringham House, Sandringham Avenue, Harlow Business Park, Harlow, Essex CM19 5TG, England, and domesticated in Delaware, USA as Merial LLC.

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(l) “Merial Observer” shall have the meaning as set forth in Section 3.7(c) hereof.

(m) “Merial Observer Agreement” means that certain Board Observation Rights Agreement by and between Company and Merial, dated March 5, 2013.

(n) “Note Purchase Agreements” means that certain Note and Warrant Purchase Agreement dated December 7, 2011, and that certain Note Purchase Agreement, dated June 28, 2013, respectively.

(o) “Preferred Stock” means the Company’s Series A Stock, the Series B Stock, the Series C Stock, the Series C-1 Stock, the Series C-2 Stock, the Series D-1 Stock and the Series D-2 Stock, all having a par value of $.001 per share.

(p) “Preferred Stock Investors” means the Series B Investors, the Series C Investors and the Series D Investors.

(q) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(r) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any Common Stock of the Company issuable or issued upon exercise of the Warrants, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(s) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(t) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements (not to exceed twenty-five thousand dollars ($25,000) for a demand registration under Section 2.2, five thousand dollars ($5,000) for a piggyback registration under Section 2.3, or ten thousand dollars ($10,000) for an S-3 registration under Section 2.4) of a single special counsel for the Holders and the Founders participating in such

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registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(u) “Sanofi” shall mean Sanofi, a French Société Anonyme. Sanofi may be referred to herein as “Guarantor”.

(v) “Sanofi Observer” shall have the meaning set forth in Section 3.7(b) hereof.

(w) “Sanofi Observer Agreement” means that certain Board Observation Rights Agreement by and between Sanofi and the Company, dated as March 5, 2013.

(x) “SEC” or “Commission” means the Securities and Exchange Commission.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended.

(z) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(aa) “Series A Investors” means the persons designated as “Series A Investors” on Exhibit A hereto and the respective successors and/or permitted assigns of such persons.

(bb) “Series B Investors” means the persons designated as “Series B Investors” on Exhibit A hereto and the respective successors and/or permitted assigns of such persons.

(cc) “Series C Investors” means the persons designated as “Series C Investors,” “Series C-1 Investors” and “Series C-2 Investors” on Exhibit A hereto and the respective successors and/or permitted assigns of such persons.

(dd) “Series D Investors” means (i) the persons designated as “Series D-1 Investors” or “Series D-2 Investors” on Exhibit A hereto, and the respective successors and/or permitted assigns of such persons.

(ee) “Series A Registrable Securities” shall mean (a) the shares of Common Stock issued or issuable upon conversion of the Series A Stock and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Series A Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Series A Stock held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

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(ff) “Series A Stock” shall mean the Company’s Series A Preferred Stock.

(gg) “Series B Stock” shall mean the Company’s Series B Preferred Stock.

(hh) “Series C Stock” shall mean the Company’s Series C Preferred Stock.

(ii) “Series C-1 Stock” shall mean the Company’s Series C-1 Preferred Stock.

(jj) “Series C-2 Stock” shall mean the Company’s Series C-2 Preferred Stock.

(kk) “Series D-1 Stock” shall mean the Company’s Series D-1 Preferred Stock.

(ll) “Series D-2 Stock” shall mean the Company’s Series D-2 Preferred Stock.

(mm) “Series D Stock” shall mean either or both, as the context may require, of the Series D-1 Stock and Series D-2 Stock.

(nn) “Series C-1 Warrants” shall mean those certain warrants to purchase Series C-1 Stock held by the Series C-1 Warrant holders.

(oo) “Shares” shall mean the Company’s Series B Stock, the Series C Stock, the Series C-1 Stock, the Series C-2 Stock, the Series D-1 Stock and the Series D-2 Stock held by the Investors listed on Exhibit A hereto and, for the purposes of Section 2 only, the Series C-1 Stock issuable upon exercise of the Series C-1 Warrants, and as to each of the foregoing, their successors and/or permitted assigns; provided, however, that “Shares” shall not include the Series C-1 Stock issuable upon exercise of the Series C-1 Warrants for the purposes of determining the “Initiating Holders”, as such term is defined in Section 2.2, or for the purposes of Section 2.11.

(pp) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(qq) “Warrants” means those certain common stock warrants issued pursuant to the Note Purchase Agreements and the Purchase Agreement.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares, Series A Registrable Securities or Registrable Securities unless and until:

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(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, or (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) a gift transfer to the Holder’s ancestors or the lineal descendants of such ancestors, or a gift transfer to a trust or family limited partnership for the benefit of such ancestors and descendants; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares, Series A Stock, Series A Registrable Securities or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

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(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or upon receipt by the Company of an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed in compliance with all applicable state securities laws.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than forty percent (40%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, and the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed five million dollars $5,000,000 (a “Qualified Public Offering”), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities. Within fifteen (15) days after such notice has been sent by the Company, all other Holders of Registrable Securities may give written notice to the Company of such Holder’s intent to include some or all of its Registrable Securities in the registration. Subject to the limitations of this Section 2.2, the Company shall use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders of Registrable Securities request to be registered.

(b) If the Initiating Holders or Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder of Registrable Securities to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders of Registrable Securities proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders or Requesting Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such

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Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders of Registrable Securities (including the Initiating Holders or Requesting Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) August 31, 2012 or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of Registrable Securities of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if the Company shall furnish to Holders of Registrable Securities requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities and Founders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder of Registrable Securities and Founder an opportunity to include in such registration statement all or part of such Registrable Securities, Series A Registrable Securities or Common Stock (with respect to the Founders) held by such Holder of Registrable Securities and Founder,

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subject to the limitations of this Section 2.3. Each Holder of Registrable Securities and Founder desiring to include in any such registration statement all or any part of the Registrable Securities, Series A Registrable Securities or Common Stock (with respect to the Founders) held by it (such included securities collectively referred to hereinafter as the “Piggyback Securities”) shall, within thirty (30) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Piggyback Securities by such Holder or Founder. If a Holder of Registrable Securities or Founder decides not to include all of its securities in any registration statement thereafter filed by the Company, such Holder of Registrable Securities or Founder shall nevertheless continue to have the right to include its securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities and Founders. In such event, the right of any such Holder of Registrable Securities or Founder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s or Founder’s participation in such underwriting and the inclusion of such Holder’s or Founder’s Piggyback Securities in the underwriting to the extent provided herein. All Holders of Registrable Securities or Founders proposing to distribute their Piggyback Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by the Holders of Registrable Securities; and third, to the Holders of Series A Registrable Securities, the Founders and any other stockholder of the Company on a pro rata basis; provided, however, that no such reduction shall reduce the amount of Registrable Securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder, including the Holders of Series A Registrable Securities and the Founders, be included in such registration that would reduce the number of shares which may be included by Holders of Registrable Securities without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder of Registrable Securities or Founder disapproves of the terms of any such underwriting, such Holder or Founder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Piggyback Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder of Registrable Securities which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon

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the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder or Founder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities (the “Requesting Holders”) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Requesting Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Requesting Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders of Registrable Securities joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders of Registrable Securities, or

(ii) if the Requesting Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii) if the Company shall furnish to the Holders of Registrable Securities a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Requesting Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders of Registrable Securities.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders or the Requesting Holders unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or Requesting Holders were not aware at the time of such request. If the Holders of Registrable Securities or Founders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, Series A Registrable Securities or Common Stock (with respect to the Founders) pursuant to this Section 2, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred and eight (180) days or, if earlier, until the Holders of Registrable Securities or Founders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders or Founders and for a period not to exceed ninety (90) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the participating Holders or Founders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than one (1) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of sixty-five percent (65%) of the securities registered under the applicable registration statement and which have not yet been sold pursuant to such registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders or Founders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s

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expense) all copies, other than permanent file copies then in such Holders’ or Founders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Securities or Founder selling securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and Founders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the SEC if information in such registration statement or prospectus concerning a particular selling holder has changed and such holder or the underwriters, if any, shall reasonably object to such filing

(d) Furnish to the participating Holders or Founders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities owned by them.

(e) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the participating Holders or Founders and do any and all other acts which may be reasonably requested by the participating Holders or Founders to enable the disposition of the securities included in such registration statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder or Founder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Promptly notify each Holder or Founder holding securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The

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Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Provide a transfer agent and registrar for all such Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) not later than the effective date of such registration statement.

(i) Make available for inspection by any participating Holder or Founder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

(j) Promptly notify any participating Holders or Founders and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

(k) Use all reasonable efforts to prevent the entry of any order suspending the effectiveness of the registration statement and to obtain at the earliest possible moment the withdrawal of any such order, if entered.

(l) If reasonably requested by any underwriter or any participating Holder or Founder in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the holders of a majority of the Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) being sold reasonably agree should be included therein relating to the sale of the Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder), including without limitation information with respect to the number of Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) to be sold in such offering, and make all required filings of such prospectus supplement or post-

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effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(m) Prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement with the SEC), promptly provide copies of such document to counsel for the participating Holders or Founders and the counsel for the underwriters, if any.

(n) Cooperate with the participating Holders and Founders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) to be sold and not bearing any restrictive legends, and enable such Registrable Securities, Series A Registrable Securities and Common Stock (in the case of a Founder) to be sold in such lots and registered in such names as the underwriters may request at least two business days prior to any sale of Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder).

(o) Provide a CUSIP number for all Registrable Securities, Series A Registrable Securities and Common Stock (in the case of a Founder) not later than the effective date of the registration statement.

(p) Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such 12-month periods.

(q) Use its reasonable efforts to furnish, on the date that such securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company’s Initial Offering.

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2.8 Delay of Registration; Furnishing Information.

(a) No Holder or Founder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders of Registrable Securities or Founders shall furnish to the Company such information regarding themselves, the securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9 Indemnification. In the event any securities are included by the Holders of Registrable Securities or the Founders in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities or Founder, the partners, members, officers and directors of each Holder of Registrable Securities, any underwriter (as defined in the Securities Act) for such Holder or Founder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder or Founder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in

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reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or Founder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder or Founder will, if securities held by such Holder or Founder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder or Founder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder or Founder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder or Founder under an instrument duly executed by such Holder or Founder and stated to be specifically for use in connection with such registration; and each such Holder or Founder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder or Founder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder or Founder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder or Founder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such

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counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder or Founder hereunder exceed the net proceeds from the offering received by such Holder or Founder.

(e) The obligations of the Company and Holders of Registrable Securities and Founders under this Section 2.9 shall survive completion of any offering of Registrable Securities, Series A Registrable Securities or Common Stock held by any Founder in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register securities pursuant to this Section 2 may be assigned by a Holder of Registrable Securities to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least thirty thousand (30,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the

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Holders of at least sixty-five percent (65%) of the Registrable Securities then outstanding and held by all of the Holders. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder, each Founder and the Company; provided, however, that (x) any amendment to or waiver of this Section 2 that will adversely affect the rights of the Holders of Series A Registrable Securities under this Section 2 in a way that is different than the effect on the Holders of Registrable Securities, shall not be effective unless it is approved by at least a majority of the holders of the Series A Registrable Securities, (y) any amendment to or waiver of this Section 2 that will adversely affect the rights of a Holder of Registrable Securities under this Section 2 in a way that is different than the effect on all other Holders of Registrable Securities, shall not be effective unless it is approved by such adversely affected Holder, and (z) any amendment to or waiver of this Section 2 that will adversely affect the rights of the Founders under this Section 2 in a way that is different than the effect on the Holders of Registrable Securities, shall not be effective unless it is approved by at least a majority of the shares of Common Stock held by the Founders. For purposes of this Section 2.11, the addition of Holders of Registrable Securities to this Agreement as the result of issuance by the Company of additional shares of Preferred Stock pursuant to the Purchase Agreement shall be deemed not to adversely affect the rights of other Holders of Registrable Securities, the Holders of Series A Registrable Securities or the Founders. By acceptance of any benefits under this Section 2, the Holders and the Founders hereby agree to be bound by the provisions hereunder.

2.12 Limitation on Subsequent Registration Rights. Other than as provided in Section 2.10, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-five percent (65%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders of Registrable Securities hereunder, other than the right to a Special Registration Statement. In the event that the Company enters into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights, the Company shall cause such agreement to include the provisions contained in Sections 2.13 and 2.14 of this Agreement.

2.13 “Market Stand-Off” Agreement. Each Holder and Founder hereby agrees that such Holder or Founder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder or Founder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

(i) such agreement shall apply only to the Company’s Initial Offering; and

(ii) all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities enter into similar agreements.

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2.14 Agreement to Furnish Information. Each Holder and Founder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s or Founder’s obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder and Founder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this Section 2.14 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder and Founder agrees that any transferee of any shares of Registrable Securities, Series A Registrable Securities or Common Stock held by the Founders shall be bound by Sections 2.13 and 2.14. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.15 Rule 144 Reporting. With a view to making available to the Holders and the Founders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities, Series A Registrable Securities or Common Stock (in reference to the Founders) to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder or Founder owns any Registrable Securities, Series A Registrable Securities or Common Stock (in reference to the Founders), furnish to such Holder or Founder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder of Registrable Securities or a Founder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.16 Remedies. In addition to being entitled to exercise all rights provided in this Article 2 as well as all rights granted by law, including recovery of damages, each holder of Registrable Securities, Series A Registrable Securities or Common Stock (in the case of a Founder) will be entitled to specific performance of its rights under this Article 2. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by

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reason of a breach by it of the provisions of this Article 2 and hereby agrees not to raise the defense in any action for specific performance that a remedy at law would be adequate.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to each Major Investor and Guarantor (so long as the Guarantee shall be outstanding) a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors.

(c) The Company will furnish to each Major Investor and Guarantor (so long as the Guarantee shall be outstanding), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish to each Major Investor and Guarantor (so long as the Guarantee shall be outstanding): (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written provisions thereto; and (ii) as soon as practicable after the end of each month, and in any event within fifteen (15) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Major Investor and Sanofi Observer (so long as Sanofi or any subsidiary thereof own at least one share of stock of the Company) shall have the right to

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visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed; and provided further, that the Company may withhold information from Aventis CropScience Holding, or its successors in interest (“ACSH”) if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of ACSH or its affiliates and the Board of Directors of the Company reasonably determines that it is in the best interests of the Company to withhold such information from ACSH; and provided further, that the Company may withhold information from Aventis Agriculture or its successors in interest (“Aventis”) if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of Aventis or its affiliates and the Board of Directors reasonably determines that it is in the best interests of the Company to withhold such information from Aventis; and provided further, that the Company may withhold information from Sanofi Observer or its successors in interest if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of Sanofi or its affiliates and the Board of Directors reasonably determines that it is in the best interests of the Company to withhold such information from Sanofi Observer; and provided further, that the Company may withhold information from Merial Observer or it’s successors in interest if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of Merial or its affiliates and the Board of Directors reasonably determines that it is in the best interests of the Company to withhold such information from Merial Observer.

3.3 Confidentiality of Records.

(a) Each Investor agrees to use, and to use the same degree of care that such Investor uses to protect its own confidential information to keep confidential any information furnished to it pursuant to Sections 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any subsidiary, affiliate or parent of such Investor as long as such subsidiary, affiliate or parent is advised of the confidentiality provisions of this Section 3.3. Investor shall have no obligations of confidentiality or non-use with respect to information (i) at such time as it enters the public domain through no fault of such Investor; (ii) that is communicated to it by a third party free of any obligation of confidentiality to the Company known to Investor; or (iii) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company. Without limiting the foregoing, the Merial Observer may disclose all information provided to the Merial Observer in connection with the Merial Observer’s rights under the Merial Observer Agreement to Merial, Sanofi and to any subsidiary, parent or affiliate of Sanofi, provided that, Merial Observer may not disclose any information provided to it that the Company identifies as being confidential or proprietary (unless the addressee of the disclosure is advised of the confidentiality provisions of this Section 3.3), except to the extent required to be disclosed by law, court order or regulatory process (but solely to the extent such information has not otherwise been disclosed by the Company to Merial’s shareholders as a result of its ongoing

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business relationship). Nothing in this Agreement shall prevent disclosure to any stock exchange subsidiary, affiliate, parent, attorney, tax authority, financial, antitrust, trade or life science regulator, auditor, or accountant of Merial or of any parent or subsidiary thereof. Merial and the Merial Observer shall have no fiduciary duty, including, without limitation, a duty of loyalty or care, to the Company or any shareholder of the Company, under Delaware law or otherwise, with respect to or arising from Merial’s and the Merial Observer’s rights and position as a board observer or receipt of information from the Company. Notwithstanding any other provision in this Agreement, the obligation of confidentiality and non-use of this Section shall only apply to information which in the reasonable judgment of Company and Merial from content and circumstances is confidential.

(b) Sanofi agrees to use, and to use the same degree of care that Sanofi uses to protect its own confidential information to keep confidential any information furnished to it pursuant to Sections 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Sanofi may disclose such proprietary or confidential information to any subsidiary, affiliate or parent of Sanofi as long as such subsidiary, affiliate or parent is advised of the confidentiality provisions of this Section 3.3. Sanofi Observer shall have no obligations of confidentiality or non-use with respect to information (i) at such time as it enters the public domain through no fault of Sanofi Observer; (ii) that is communicated to it by a third party free of any obligation of confidentiality to the Company known to Sanofi; or (iii) that is developed by Sanofi Observer or its agents independently of and without reference to any confidential information communicated by the Company. Without limiting the foregoing, the Sanofi Observer may disclose all information provided to the Sanofi Observer in connection with the Sanofi Observer’s rights under the Sanofi Observer Agreement to Sanofi and to any subsidiary, parent or affiliate of Sanofi, provided that, Sanofi Observer may not disclose any information provided to it that the Company identifies as being confidential or proprietary (unless the addressee of the disclosure is advised of the confidentiality provisions of this Section 3.3), except to the extent required to be disclosed by law, court order, or regulatory process, (but solely to the extent such information has not otherwise been disclosed by the Company to Sanofi’s shareholders as a result of its ongoing business relationship). Nothing in this Agreement shall prevent disclosure to any stock exchange, subsidiary, affiliate, parent, attorney, tax authority, financial, antitrust, trade or life science regulator, auditor, or accountant of Sanofi or of any subsidiary thereof. Sanofi and the Sanofi Observer shall have no fiduciary duty, including, without limitation, a duty of loyalty or care, to the Company or any shareholder of the Company, under Delaware law or otherwise, with respect to or arising from Sanofi’s and the Sanofi Observer’s rights and position as a board observer or receipt of information from the Company. Notwithstanding any other provision in this Agreement, the obligation of confidentiality and non-use of this Section shall only apply to information which in the reasonable judgment of Company and Sanofi from content and circumstances is confidential.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after 7 December 2011 to employees, directors,

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consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person under a restricted stock agreement, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

3.6 Insurance.

(a) Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain from financially sound and reputable insurers, and maintain in full force and effect, term life insurance in the amount of three million ($3,000,000) dollars on the life of Yves J. Ribeill, naming the Company as beneficiary. Key man life insurance for other senior executives will be procured from time to time as approved by the Board of Directors of the Company.

(b) The Company shall maintain or cause to be maintained, and cause each subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks on such terms and conditions as are determined by the Board of Directors.

(c) The Company shall maintain or cause to be maintained, and cause each subsidiary to maintain, a policy or policies of directors’ and officers’ liability insurance with responsible and reputable insurance companies or associations (“D&O Coverage”), covering the directors and officers of the Company and its subsidiaries in such amounts, if any, and against such risks at such time and on such terms and conditions as are determined to be appropriate by the Board of Directors; provided, that in any event the Company shall have obtained D&O Coverage prior to commencing any public offering of its securities.

3.7 Observation Rights.

(a) The Company shall allow one representative designated by S.R. One, Limited to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

(b) Until the later of (i) all obligations of Sanofi under or in connection with the Guarantee (whether current, future, actual or contingent) irrevocably terminate and (ii) Sanofi has been irrevocably indemnified (by cash payment) in full by Company for all amounts Sanofi

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shall have paid (if any) under or in connection with the Guarantee, the Company shall allow Sanofi, and Sanofi shall have the right, but not the obligation, to designate one (1) individual who shall be reasonably acceptable to Company, which consent shall not be unreasonably withheld, conditioned, or delayed (the “Sanofi Observer”) to attend in a nonvoting observer capacity all meetings of the Board of Directors of Company (the “Company Board”), provided that, Sanofi will exercise reasonableness when deciding whether to send such Sanofi Observer to any meeting of the Company Board taking into consideration available meeting space, and in connection therewith, Company shall give the Sanofi Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which Company provides to the Company Board; provided, however, that Company reserves the right to exclude the Sanofi Observer from access to any material or meeting or portion thereof if Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between Company and its counsel, to protect highly confidential information, or if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of Sanofi or its affiliates and the Company Board reasonably determines that it is in the best interest of the Company to withhold such information from Sanofi Observer; provided that the exclusion of the Sanofi Observer is to the minimum extent required to preserve the attorney-client privilege, to protect highly confidential information, or to protect competitive third parties interests, as applicable.

(c) For so long as Merial or its affiliates own one (1) share of stock of the Company, the Company shall allow Merial, during any period that a representative of Merial is not a member of the Company Board, and Merial shall have the right, but not the obligation, to designate one (1) individual who shall be reasonably acceptable to Company, which consent shall not be unreasonably withheld, conditioned, or delayed (the “Merial Observer”) to attend in a nonvoting observer capacity all meetings of the Company Board, and in connection therewith, Company shall give the Merial Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which Company provides to the Company Board; provided, however, that Company reserves the right to exclude the Merial Observer from access to any material or meeting or portion thereof if Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between Company and its counsel, to protect highly confidential information, or if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of Merial or its affiliates and the Company Board reasonably determines that it is in the best interest of the Company to withhold such information from Merial Observer; provided that the exclusion of the Merial Observer is to the minimum extent required to preserve the attorney-client privilege, to protect highly confidential information, or to protect competitive third parties interests, as applicable.

3.8 Confidentiality, Inventions and Noncompetition Agreements. The Company shall require all employees to execute and deliver a Confidentiality, Inventions and Noncompetition Agreement substantially in the form as previously approved by the Investors in the Prior Agreement. The Company shall require all consultants to execute agreements containing confidentiality provisions to protect the Company’s confidential information.

3.9 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the

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maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.10 Qualified Small Business. The Company will use its best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as “Qualified Small Business Stock” unless the Company’s Board of Directors determines that such repurchase is in the best interests of the Company. The Company further covenants to submit to its stockholders and to state and federal taxation authorities such form and filings as may be required to document such compliance, including the California Franchise Tax Board Form 3565, Small Business Stock Questionnaire, with its franchise or income tax return for the current income year.

3.11 Preservation of Corporate Existence. The Company shall preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company will secure, preserve and maintain, and cause each subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business or the business of any subsidiary.

3.12 Payment of Taxes. The Company shall pay and discharge, and cause each subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any subsidiary, provided that neither the Company nor any subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

3.13 Maintenance of Properties. The Company shall maintain and preserve, and cause each subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

3.14 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

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3.15 Regulatory Compliance. The Company shall comply, and cause each subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to the Code, and comply, and cause each subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any subsidiary.

3.16 Financing. The Company shall keep the Board of Directors regularly advised as to the status of significant discussions, or the receipt of bona fide offers or commitments relating to material equity or debt financing or refinancing for the Company or its subsidiaries, whether initiated by the Company or any other person, and obtain the prior approval of the Board of Directors prior to finalizing any of the foregoing, except for (A) financing of up to an aggregate in any year of Fifty Thousand Dollars ($50,000), accomplished in the ordinary course of business which does not include as a feature thereof any right to acquire any of the equity securities of the Company, (B) arrangements with trade creditors, and (C) utilization by the Company or any subsidiary of commercial lending arrangements with financial institutions previously approved by the Board of Directors.

3.17 Election of Officers; Officer Compensation. The Company shall cause all officers of the Company to be only persons elected and approved by the Board of Directors. Officer salaries must be approved by the Board of Directors or a Compensation Committee formed thereby.

3.18 Board of Directors Meetings. The Company shall cause the Board of Directors to meet no less frequently than once per calendar quarter.

3.19 Scientific Advisory Board. The Company shall provide to one designee of FCPR Genavent (“Genavent”) notice of, and the right to attend and observe, all meetings of the Company’s Scientific Advisory Board and copies of all written materials provided to members of the Scientific Advisory Board and furnish to Genavent copies of the minutes of such Scientific Advisory Board meetings as soon as practicable after adjournment thereof. The notice required pursuant to this Agreement shall be sent at substantially the same time and manner as notice is sent to the members of the Scientific Advisory Board.

3.20 Replacement of Lost Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any stock certificate(s) evidencing the Common Stock, or Preferred Stock, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of such stock certificate(s) if mutilated, the Company will issue and deliver to such person new stock certificate(s) to replace such lost, stolen, destroyed or mutilated certificates.

3.21 Negative Covenants. The Company covenants and agrees that, unless it obtains the prior written consent of the holders of at least a majority of the Registrable Securities, it will not, and will cause each subsidiary of the Company, if and when such subsidiary exists, not to:

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(a) Take any action that, directly or indirectly, is reasonably likely to result in the recapitalization, reorganization, or change in legal structure of the Company or any subsidiary of the Company.

(b) Declare or pay any dividend or distribution with respect to the Common Stock or any other class of capital stock of the Company (other than as required by law or in the exercise of repurchase rights granted elsewhere herein or in any agreement referenced herein).

(c) Purchase or otherwise acquire, or hold any stock or obligations of, or make or permit to exist any loans or advances to, or investments in, any person or organization (other than a wholly-owned subsidiary), except that the Company or any such subsidiary may (A) invest in direct obligations of the United States of America, or in tax-exempt municipal bonds, certificates of deposit of banks with assets of at least $100,000,000 or money market funds with assets of at least $100,000,000, (B) purchase commercial paper rated prime by any national rating organization, (C) extend normal credit in the ordinary course of business in connection with the sale of its products or services, or (D) invest in other securities or obligations pursuant to a money management policy approved by the Board of Directors.

(d) Assume, guarantee, endorse or otherwise become liable for the obligations of any person or organization, except (A) the endorsement of negotiable instruments for deposit or collection and similar transactions in the normal course of business, (B) obligations assumed by the Company in connection with an acquisition or merger permitted hereunder, (C) obligations of any wholly owned subsidiaries (D) in the ordinary course of the Company’s business, or (E) loans to employees outstanding on 7 December 2011.

3.22 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3, 3.7 and 3.9) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an underwritten public offering of Common Stock that results in all of the Preferred Stock being converted into Common Stock, or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.22(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a “Change in Control”).

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Preferred Stock Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Preferred Stock Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including (i) all shares of Common Stock issuable or issued upon conversion of outstanding Preferred Stock, (ii) all shares of Common Stock issuable or

27.

issued upon exercise of warrants issued or issuable pursuant to the Note Purchase Agreements and (iii) all shares of Common Stock issuable or issued upon the exercise of any other outstanding warrants or options or convertible securities) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including (i) all shares of Common Stock issued or issuable upon conversion of outstanding Preferred Stock, (ii) all shares of Common Stock issuable or issued upon exercise of warrants issued or issuable pursuant to the Note Purchase Agreements, and (iii) all shares of Common Stock issuable or issued upon the exercise of any other outstanding warrants or options or convertible securities) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Preferred Stock Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Preferred Stock Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Preferred Stock Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Preferred Stock Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Preferred Stock Investors who do so elect and shall offer such Preferred Stock Investors the right to acquire such unsubscribed shares. The Preferred Stock Investors shall have five (5) days after receipt of such notice to notify the Company of their respective elections to purchase all or a portion thereof of the unsubscribed shares. If the Preferred Stock Investors fail to exercise in full the rights of first refusal, the Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which the Preferred Stock Investors’ rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Preferred Stock Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within one hundred twenty (120) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Preferred Stock Investors in the manner provided above.

4.4 Sale Without Notice. In lieu of giving notice to the Preferred Stock Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Preferred Stock Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each

28.

Preferred Stock Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Preferred Stock Investor, maintain such Preferred Stock Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities. The closing of such sale shall occur within sixty (60) days of the date of notice to the Preferred Stock Investors.

4.5 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to an underwritten public offering of Common Stock which results in all the Preferred Stock being converted into Common Stock, or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Preferred Stock Investors holding at least sixty-five percent (65%) of the Registrable Securities then outstanding and held by all of the Preferred Stock Investors, or as permitted by Section 5.5.

4.6 Transfer of Rights of First Refusal. The rights of first refusal of each Preferred Stock Investor under this Section 4 may be transferred to a transferee or assignee that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of such Preferred Stock Investor, or (b) is such Preferred Stock Investor’s family member or trust for the benefit of such Preferred Stock Investor (if an individual) and his or her family members, or (c) acquires at least thirty thousand (30,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

4.7 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock issued to employees or directors of, or consultants to, the Company pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors in an aggregate amount of not more than 5,218,536 shares or such higher number of shares as may be approved by the Board, appropriately adjusted for any stock split, stock dividend or other recapitalization effected after the Agreement Date; provided that any shares repurchased by the Company from employees, directors and consultants pursuant to the terms of stock repurchase agreements approved by the Board shall not, unless reissued, be counted as issued for purposes of this calculation;

(b) any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of Agreement Date; and any Equity Securities issued pursuant to any such rights or agreements granted after the Agreement Date, so long as the rights of first refusal established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

29.

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors including the affirmative vote of the representatives designated by the holders of Series C Stock;

(d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock;

(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities or Series A Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities or Series A Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least sixty-five

30.

percent (65%) of the then-outstanding Preferred Stock held by all of the Holders; provided, however, that (x) any amendment to or modification of this Agreement that will adversely affect the rights of the Holders of Series A Registrable Securities under this Agreement in a way that is different than the effect on the Holders of Registrable Securities, shall not be effective unless it is approved by the Holders of at least a majority of the Series A Registrable Securities then held by all of the Holders, (y) any amendment to or modification of this Agreement that will adversely affect the rights of a Holder of Registrable Securities under this Agreement in a way that is different than the effect on all other Holders of Registrable Securities, shall not be effective unless it is approved by such adversely affected Holder, and (z) any amendment to or modification of this Agreement that will adversely affect the rights of the Founders under this Agreement in a way that is different than the effect on the Holders of Registrable Securities, shall not be effective unless it is approved by at least a majority of the shares of Common Stock held by the Founders. For purposes of this Section 5.5, the addition of Holders of Registrable Securities to this Agreement as the result of issuance by the Company of additional shares of Preferred Stock pursuant to the Purchase Agreement shall be deemed not to adversely affect the rights of other Holders of Registrable Securities, the Holders of Series A Registrable Securities or the Founders. Notwithstanding the foregoing, Section 3.7(b) may not be amended without the written consent of Sanofi or any of its affiliates (other than Merial) and Section 3.7(c) may not be amended without the written consent of Merial or any of its affiliates.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least sixty-five percent (65%) of the then-outstanding Preferred Stock held by all of the Holders and, if such waiver adversely affects the rights of the Holders of Series A Registrable Securities, an individual Holder of Registrable Securities or the Founders in a way that is different than the effect on any Holder of Preferred Stock, then the written consent of the Holders of at least sixty-five percent (65%) of the Series A Registrable Securities then held by all of the Holders, the adversely affected Holder of Registrable Securities or at least sixty-five percent (65%) of the Common Stock held by the Founders, as applicable, shall also be required.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of

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receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A signature delivered by facsimile, .pdf or other electronic transmission shall constitute an original; provided, however, that upon the request of any other party, the party delivering a signature by facsimile shall promptly deliver to such other party its original.

5.11 Aggregation of Stock. All shares of Registrable Securities or Series A Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.13 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series D-2 Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

[THIS SPACE INTENTIONALLY LEFT BLANK]

32.

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

SCYNEXIS, INC.

By:	/s/ Yves Ribeill

Name:	Yves Ribeill
Title:	President and CEO

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

ALTA BIOPHARMA PARTNERS II, L.P.

By:	/s/ Larry Randall
Name: Larry Randall
Title:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC

By:	/s/ Larry Randall
Name: Larry Randall
Title:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P.

By:	/s/ G. Steven Burrill
Name: G. Steven Burrill
Title: Managing Member

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

S.R. ONE, LIMITED

By:	/s/ Brian Gallagher
Print Name: Brian Gallagher
Title: Vice President and Partner

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

KBL HEALTHCARE, L.P.

By:

Print Name:

Title:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

KBL PARTNERSHIP, L.P.

By:

Print Name:

Title:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

VENTECH CAPITAL II

By:	/s/ illegible

Print Name:	/s/ illegible

Title:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

F.C.P.R. GENAVENT

Its: Management Company

By:	/s/ Stanislas Cuny
Print Name: Stanislas Cuny
Title: Manager

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

FCPR SGAM BIOTECHNOLOGY FUND

By:	/s/ Jean Yves Nothias
Name: Jean Yves Nothias
Title: Managing Partner

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

TORTELIER, VALERIE CLAUDE

By:
Name:

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

SANOFI

By:
Name: Jerome Contamine
Title: Executive Vice President, Chief Financial Officer

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

MERIAL, LTD.

By:
Name: Jose Barella
Title: Global Chairman

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

i.

TABLE OF CONTENTS

(CONTINUED)

ii.

TABLE OF CONTENTS

(CONTINUED)

		PAGE
5.9	Titles and Subtitles	32

5.10	Counterparts; Facsimile	32

5.11	Aggregation of Stock	32

5.12	Pronouns	32

5.13	Additional Investors	32

iii.

Exhibit A

Founders:

Huber, Scot K.

Marquardt, Terry E.

Monnet, Pierre Bernard Jacques

Outcalt, Russell J.

Ribeill, Yves J.

Series A Investors:

Décor, Jean-Pierre and Colette, JT TEN

Gregoir, Olivier and Sylvie

Huber, Scot Kevin

Hutchison, Fred D.

Kreis, James D. and Sonia D., JT TEN

Lee, Shuliang

Lindsey & Lindsey Associates

Marquardt, Terry Eugene and Elisa R., JT TEN

Martensen, Elisabeth

Martensen, Martin Peter

Martensen, Peter Desmond

Monnet, Pierre Bernard Jacques

Mouries, Marie Annick and Bernard, JT TEN

Robbins, Janet

Sefcovic, Fred A. and Barbara

Shain, Joyce E. and Thelma W., Co-Trustees of Trust U/W Arthur Shain

Shain, Michael S., Co-Trustee of Trust U/W Arthur Shain

Swatzell, William C. and Leta D.

The William Clyde Swatzell Trust

Timmons, Philip R. and Martha M., JT TEN

Unsworth, John

Investors:

Series B Investors:

Bayer CropScience Holding*

Chauveau, Philippe

FCPR Genavent

FCPR SGAM Biotechnology Fund

Labrosse, Bruno

Ventech Capital II

Series C Investors:

Alta BioPharma Partners II, L.P.

Alta Embarcadero BioPharma Partners II, LLC

Burrill Biotechnology Capital Fund, L.P.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Dalton, Barbara J.

FCPR Genavent

FCPR SGAM Biotechnology Fund

Jones, Elaine V.

KBL Healthcare, L.P.

KBL Partnership, L.P.

S. R. One, Limited

SCIENCE ET INNOVATION 2001 FCPR*

Teachers Insurance and Annuity Association of America

Ventech Capital II

Whitaker, Raymond

Series C-1 Investors:

Aventis Agriculture*

Series C-2 Investors:

Merial Limited

S. R. One, Limited

Series D-1 Investors:

Alta BioPharma Partners II, L.P.

Alta Embarcadero BioPharma Partners II, LLC

Burrill Biotechnology Capital Fund, L.P.

FCPR Genavent

FCPR SGAM Biotechnology Fund

KBL Healthcare, L.P.

KBL Partnership, L.P.

S. R. One, Limited

Teachers Insurance and Annuity

    Association of America

Tortelier, Valerie Claude

Ventech Capital II

Series D-2 Investors:

Alta BioPharma Partners II, L.P.

Alta Embarcadero BioPharma Partners II, LLC

Burrill Biotechnology Capital Fund, L.P.

FCPR Genavent

FCPR SGAM Biotechnology Fund

KBL Healthcare, L.P.

KBL Partnership, L.P.

S. R. One, Limited

Ventech Capital II

Pamela J. Kirby

Yves J. Ribeill

Amanda S. Mancuso

David Houck

DFC Langlois

*	Converted to common stock in connection with 2011 Bridge Financing

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT